SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
December 3, 2020

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3075 LOYALTY CIRCLE
COLUMBUS, OH 43219
(Address and Zip Code of Principal Executive Offices)

(614) 729-4000
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ADS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 8.01 below is incorporated herein by reference.
Item 8.01. Other Events.
On December 3, 2020, Alliance Data Systems Corporation (“Alliance Data”) completed its acquisition of Lon Inc. (“Lon”), a technology-driven digital payments company operating under the trademark Bread® (the “Merger”), under the terms of the previously announced Agreement and Plan of Merger, dated as of October 28, 2020, by and among Alliance Data, Rise Merger Sub, Inc., Lon and Fortis Advisors LLC, as the equityholders’ representative (the “Merger Agreement”). Lon provides technology solutions for merchants to provide digital purchase financing options to customers in the form of installment credit as well as credit and debit multi-pay solutions. Alliance Data’s aggregate consideration in the Merger, valued at approximately $450 million at the time of the execution of the Merger Agreement, consisted of cash and approximately 1.9 million shares of Alliance Data common stock (the “Shares”), with a portion of the cash consideration deferred for a period of one year.

The Shares were issued in a private placement made only to “accredited investors,” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from registration provided by Regulation D under the Securities Act. In the Merger, those equityholders of Lon that did not qualify as accredited investors received solely cash merger consideration, all in accordance with the terms and conditions of the Merger Agreement.

Under the Merger Agreement, Alliance Data agreed, subject to certain exceptions, to file with the Securities and Exchange Commission a shelf registration statement, relating to the resale of the Shares received by the qualifying stockholders of Lon in the Merger (the “Selling Stockholders”) and keep the registration statement continuously effective until the earlier of (i) December 3, 2021 and (ii) the date on which all of the shares (a) have been disposed pursuant to the registration statement, (b) are eligible for transfer pursuant to Rule 144 or Rule 145 under the Securities Act or (c) cease to be outstanding. Alliance Data will bear the expenses relating to the registration of the Shares for resale by the Selling Stockholders under the Securities Act, and the Selling Stockholders will bear all broker and similar fees, discounts and commissions, and any transfer taxes, relating to any sale of their Shares, and all fees and expenses of their counsel.

On December 4, 2020, Alliance Data issued a press release announcing the completion of the acquisition of Lon in the Merger, which press release is attached to this Current Report on Form 8-K as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

99.1	Press Release dated December 4, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: December 7, 2020	By:	/s/ Joseph L. Motes III
Joseph L. Motes III
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary